Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 24, 2021, with respect to the consolidated financial statements of Betbull Limited included in the proxy statement/prospectus of Austerlitz Acquisition Corporation I that is made part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-257367) and related Prospectus of Austerlitz Acquisition Corporation I for the registration of its ordinary shares and warrants.

/s/ Ernst & Young Malta Limited

Msida, Malta

September 27, 2021